SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2004

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	6712	52-2407114
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On September 9, 2004, NewAlliance Bancshares, Inc. (the "Company") sent a formal notice (the "Notice") to its directors and executive officers, informing them that the NewAlliance Bank 401(k) Plan known as the NewAlliance Bank Profit Sharing Plan with Cash or Deferred Arrangement (the "Plan") is adding and replacing investment options and that, as a result of these changes, a blackout period is expected to be in effect beginning September 24, 2004 at 12:00 noon (Eastern Time) for loans and Plan withdrawals, and September 24, 2004 at 3:00 p.m. (Eastern Time) for investment fund changes and ending October 1, 2004 at 3:00 p.m. (Eastern Time). During this blackout period, Plan participants will be unable to direct or diversify investments in their individual accounts, or obtain a loan, or distribution from the Plan, and directors and executive officers of the Company will be prohibited from purchasing, selling or otherwise acquiring or transferring certain equity securities of the Company. The Notice was provided pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit Number	Description
99.1	Notice to directors and executive officers of NewAlliance Bancshares, Inc., dated September 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

By:_______________________
Peyton R. Patterson
President, Chairman and CEO

Date: September 9, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1:	Notice to directors and executive officers of NewAlliance Bancshares, Inc., dated September 9, 2004